As filed with the Securities and Exchange Commission on August 16, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0687976
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 Battery Street, Suite 330

San Francisco, CA 94111

(Address of principal executive offices)

VIA PHARMACEUTICALS, INC. 2004 STOCK PLAN

(full title of the plan)

James G. Stewart

Senior Vice President, Chief Financial Officer and Secretary

VIA Pharmaceuticals, Inc.

750 Battery Street, Suite 330

San Francisco, CA 94111

(415) 283-2200

Copy to:

Michael A. Pucker, Esq.

Robin L. Struve, Esq.

Latham & Watkins LLP

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, Illinois 60606

(312) 876-7700

Counsel to Registrant

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	848,538 shares	$2.125	$1,803,226.31	$55.36

(1)	The VIA Pharmaceuticals, Inc. 2004 Stock Plan (the “Plan”) authorizes the issuance of a maximum of 1,170,921 shares of common stock, par value $0.001 per share (the “Common Stock”), of VIA Pharmaceuticals, Inc. (the “Company”). This Registration Statement registers 848,538 shares of Common Stock of the Company for issuance pursuant to the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.
(2)	The Proposed Maximum Offering Price is based on the weighted average price per share of (i) $2.12 as to 845,392 outstanding but unexercised options to purchase Common Stock and (ii) pursuant to Rule 457(h) of the Securities Act, the average of the high and low market prices for the Common Stock reported in the NASDAQ Capital Market on August 10, 2007 ($3.495) as to 3,146 shares available for future grants.

PART I

Item 1.	Plan Information

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents are incorporated by reference in this Registration Statement:

(a)	Corautus Genetics Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, containing audited financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and for the period from July 1, 1991 (inception) to December 31, 2006, filed on March 30, 2007, and Corautus Genetics Inc.’s 10-K/A for the year ended December 31, 2006, filed on April 30, 2007.

(b)	Corautus Genetics Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

(c)	VIA Pharmaceuticals, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

(d)	Corautus Genetics Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 10, 2007 (as supplemented) pursuant to Section 14(a) of the Exchange Act.

(e)	VIA Pharmaceuticals, Inc.’s Definitive Information Statement on Schedule 14C filed with the SEC on July 17, 2007 pursuant to Section 14(c) of the Exchange Act.

(f)	Corautus Genetics Inc.’s Current Reports on Form 8-K filed with the SEC on April 16, 2007, April 25, 2007, May 16, 2007, May 29, 2007 and June 5, 2007.

(g)	VIA Pharmaceuticals, Inc.’s Current Reports on Form 8-K filed with the SEC on June 6, 2007, July 3, 2007, July 17, 2007, July 25, 2007, August 6, 2007 and August 8, 2007 and VIA Pharmaceuticals, Inc.’s Current Reports on Form 8-K/A filed with the SEC on June 20, 2007 and June 27, 2007.

All documents we file under Section 13(a), 13(c), 14 or 15(d)of the Securities Exchange Act of 1934 after the date hereof and before the termination of the offering of the shares shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article VII of the Restated Certificate of Incorporation of the Company provides for the limitation of liability of directors to the same extent permitted by Section 102(b)(7) of the DGCL, as they exist or may be thereafter amended.

Reference also is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Subject to certain limitations, Article V of the Third Amended and Restated Bylaws of the Company provides that our directors and officers shall be indemnified and provide for the advancement to them of expenses incurred in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by Delaware law.

We currently have directors’ and officers’ liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Annual Report on Form 10-K filed on March 22, 2005 and incorporated herein by reference)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Annual Report on Form 10-KSB filed on March 30, 2000 and incorporated herein by reference)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Annual Report on Form 10-K filed on March 28, 2003 and incorporated herein by reference)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.4 to the Annual Report on Form 10-K filed on March 28, 2003 and incorporated herein by reference)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.5 to the Annual Report on Form 10-K filed on March 28, 2003 and incorporated herein by reference)

4.6	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Preferred Stock (filed as Annex H to the Form S-4/A filed on December 19, 2002 and incorporated herein by reference)

4.7	Certificate of Amendment to the Restated Certificate of Incorporation (Increase in Authorized Shares) (filed as Exhibit 3.7 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference)

4.8	Certificate of Amendment to the Restated Certificate of Incorporation (Reverse Stock Split) (filed as Exhibit 3.8 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference).

4.9	Certificate of Amendment to the Restated Certificate of Incorporation (Name Change) (filed as Exhibit 3.9 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference).

4.10	Third Amended and Restated Bylaws (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference).

4.11	VIA Pharmaceuticals, Inc. 2004 Stock Plan (filed as Exhibit 10.8 to the Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in the signature page hereto).

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on August 16, 2007.

VIA PHARMACEUTICALS, INC.

By:	/s/ James G. Stewart
James G. Stewart
Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints James G. Stewart and Lawrence K. Cohen, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with VIA Pharmaceuticals, Inc. and on the dates indicated.

Signatures	Titles	Date

/s/ Lawrence K. Cohen	President and Chief Executive Officer	August 16, 2007
Lawrence K. Cohen

/s/ James G. Stewart	Senior Vice President, Chief Financial	August 16, 2007
James G. Stewart	Officer and Secretary (Principal Accounting Officer)

/s/ Douglass B. Given	Chairman of the Board of Directors	August 16, 2007
Douglass B. Given

/s/ Richard L. Anderson	Director	August 16, 2007
Richard L. Anderson

/s/ Mark N.K. Bagnall	Director	August 16, 2007
Mark N.K. Bagnall

/s/ Fred B. Craves	Director	August 16, 2007
Fred B. Craves

/s/ David T. Howard	Director	August 16, 2007
David T. Howard

/s/ John R. Larson	Director	August 16, 2007
John R. Larson

LIST OF EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Annual Report on Form 10-K filed on March 22, 2005 and incorporated herein by reference)

4.2	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Annual Report on Form 10-KSB filed on March 30, 2000 and incorporated herein by reference)

4.3	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Annual Report on Form 10-K filed on March 28, 2003 and incorporated herein by reference)

4.4	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.4 to the Annual Report on Form 10-K filed on March 28, 2003 and incorporated herein by reference)

4.5	Certificate of Amendment to the Restated Certificate of Incorporation (filed as Exhibit 3.5 to the Annual Report on Form 10-K filed on March 28, 2003 and incorporated herein by reference)

4.6	Amended and Restated Certificate of Designation of Preferences and Rights of Series C Preferred Stock (filed as Annex H to the Form S-4/A filed on December 19, 2002 and incorporated herein by reference)

4.7	Certificate of Amendment to the Restated Certificate of Incorporation (Increase in Authorized Shares) (filed as Exhibit 3.7 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference)

4.8	Certificate of Amendment to the Restated Certificate of Incorporation (Reverse Stock Split) (filed as Exhibit 3.8 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference).

4.9	Certificate of Amendment to the Restated Certificate of Incorporation (Name Change) (filed as Exhibit 3.9 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference).

4.10	Third Amended and Restated Bylaws (filed as Exhibit 3.1 to the Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference).

4.11	VIA Pharmaceuticals, Inc. 2004 Stock Plan (filed as Exhibit 10.8 to the Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included in the signature page hereto).